Exhibit 99.2

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Combined Financial Statements
As of and for the Six Months Ended June 30, 2010
And for the Year Ended December 31, 2009

OCWEN FINANCIAL CORPORATION
AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 1, 2010, Ocwen Financial Corporation (Ocwen), through its subsidiary Ocwen Loan Servicing, LLC (OLS), completed its acquisition (the HomEq Acquisition) of the U.S. non-prime mortgage servicing business within Barclays Bank PLC (Barclays) known as HomEq Servicing. This transaction did not result in the transfer of ownership of any legal entities.

The unaudited pro forma combined balance sheet gives effect to the HomEq Acquisition as if it had occurred on June 30, 2010 and combines the unaudited consolidated balance sheet of Ocwen and the unaudited combined consolidated balance sheet of HomEq Servicing. The unaudited pro forma combined statements of operations combine the consolidated results of operations of Ocwen and combined consolidated results of operations of HomEq Servicing for the year ended December 31, 2009 and the six months ended June 30, 2010 and are presented as if the HomEq Acquisition had occurred on January 1, 2009.

The historical consolidated financial information of Ocwen and combined consolidated information of HomEq Servicing have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (1) directly attributable to the HomEq Acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the:

●	Historical audited consolidated financial statements for the year ended December 31, 2009 and the related notes of Ocwen included in its Annual Report on Form 10-K; and

●	Historical unaudited interim consolidated financial statements and related notes of Ocwen included in its Quarterly Reports on Form 10-Q for 2010; and

●
Historical audited combined consolidated balance sheets of HomEq Servicing at December 31, 2009 and December 31, 2008, and the combined consolidated statements of operations, statements of changes in parent company equity and statements of cash flows for each of the three years in the period ended December 31, 2009 that are included as Exhibit 99.1; and

●
Historical unaudited combined consolidated balance sheet of HomEq Servicing at June 30, 2010, the combined consolidated statements of operations and statements of cash flows for the six months ended June 30, 2010 and June 30, 2009 and the combined consolidated statement of changes in parent company equity for the six months ended June 30, 2010 that are included as Exhibit 99.1.

The unaudited pro forma combined financial statements are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the HomEq Acquisition been completed as of the dates indicated because of differences in servicing practices and cost structure between Ocwen and HomEq. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Ocwen combined nor does it reflect expected realization of any cost savings associated with the HomEq Acquisition.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the acquisition date. We believe that the fair values assigned to the assets acquired and liabilities assumed, as reflected in the pro-forma financial statements, are based on reasonable assumptions. However, all components of the purchase price allocation are considered preliminary. Ocwen’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the results of operations. We anticipate finalizing the purchase price allocations by December 31, 2010. Potential changes in advances, premises and equipment and goodwill could be significant.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2010
(Dollars in thousands, except share data)

	Ocwen Historical	HomEq Historical	Retained by Barclays	Pro Forma Adjustments	Note	OCN Pro Forma
Assets
Cash	$143,386	$341,723	(341,723)	$(6,687)	5A	$136,699
Restricted cash	—	226,423	(226,423)	—		—
Restricted cash - securitization investors	1,012	—	—	—		1,012
Trading securities, at fair value:
Auction rate	78,073	—	—	—		78,073
Subordinates and residuals	52	—	—	—		52
Loans held for resale, at lower of cost or fair value	30,696	—	—	—		30,696
Advances	150,870	1,120,409	(63,243)	(1,015,165)	5B	192,871
Match funded advances	1,184,851	—	—	1,015,165	5B	2,200,016
Loans, net – restricted for securitization investors	70,860	—	—	—		70,860
Mortgage servicing rights, at amortized cost	126,668	54,394	—	33,312	5C	214,374
Mortgage servicing rights, at fair value	—	28,170	—	(28,170)	5C	—
Receivables, net	56,939	69,682	(11,623)	(55,700)	5D,I	59,298
Deferred tax assets, net	117,253	80,704	(80,704)	—		117,253
Goodwill	—	—	—	22,459	4	22,459
Premises and equipment, net	3,528	12,990	(6,031)	732	5E	11,219
Investments in unconsolidated entities	13,533	—	—	—		13,533
Other assets	99,808	1,226	(1,226)	35,182	5F	134,990
Total assets	$2,077,529	$1,935,721	$(730,973)	$1,128		$3,283,405

Liabilities and Equity Liabilities
Match funded liabilities	$835,172	$—	$—	$852,617	5G	$1,687,789
Related party borrowings	—	860,294	(860,294)	—		—
Secured borrowings– owed to securitization investors	67,199	—	—	—		67,199
Lines of credit and other secured borrowings	100,667	815,000	(815,000)	343,000	5G	443,667
Servicer liabilities	1,970	3,776	(3,776)	—		1,970
Debt securities	82,554	—	—	—		82,554
Other liabilities	90,037	13,440	(4,118)	2,532	5I	101,891
Total liabilities	1,177,599	1,692,510	(1,683,188)	1,198,149		2,385,070

Equity
Ocwen Financial Corporations’ stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 100,192,127 shares issued and outstanding at June 30, 2010	1,002	—	—	—		1,002
Additional paid-in capital	461,890	—	—	—		461,890
Retained earnings	444,370	—	—	(1,595)	5I	442,775
Parent company equity	—	243,211	952,215	(1,195,426)	5H	—
Accumulated other comprehensive loss, net of taxes	(7,572)	—	—	—		(7,572)
Total Ocwen Financial Corporation stockholders’ equity / HomEq Parent company equity	899,690	243,211	952,215	(1,197,021)		898,095
Non-controlling interest in subsidiaries	240	—	—	—		240
Total equity	899,930	243,211	952,215	(1,197,021)		898,335
Total liabilities and equity	$2,077,529	$1,935,721	$(730,973)	$1,128		$3,283,405

See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(Dollars in thousands, except share data)

	Ocwen Historical	HomEq Historical	Pro Forma Adjustments	Note	OCN Pro Forma
Revenue
Servicing and subservicing fees	$132,416	$89,443	$(12,700)	6A	$209,159
Process management fees	16,221	—	—		16,221
Other revenues	2,902	779	—		3,681
Total revenue	151,539	90,222	(12,700)		229,061

Operating expenses
Compensation and benefits	25,866	44,002	—		69,868
Amortization of servicing rights	14,229	5,157	5,024	6B	24,410
Servicing and origination	3,049	2,340	—		5,389
Technology and communications	11,855	2,159	—		14,014
Professional services	12,389	5,572	(1,250)	6C	16,711
Occupancy and equipment	8,316	8,014	(3,504)	6D	12,826
Other operating expenses	4,131	3,733	—		7,864
Total operating expenses	79,835	70,977	270		151,082

Income (loss) from operations	71,704	19,245	(12,970)		77,979

Other income (expense)
Interest income	5,545	242	—		5,787
Interest expense	(25,830)	(4,379)	(30,922)	6E	(61,131)
Loss on trading securities	(945)	—	—		(945)
Loss on loans held for resale, net	(2,087)	—	—		(2,087)
Equity in earnings (losses) of unconsolidated entities	1,078	—	—		1,078
Change in value of mortgage servicing rights at fair value	—	(1,334)	1,334	6F	—
Other, net	(4,758)	192	—		(4,566)
Other income (expense), net	(26,997)	(5,279)	(29,588)		(61,864)

Income (loss) from continuing operations before income taxes	44,707	13,966	(42,558)		16,115
Income tax expense (benefit)	7,797	7,360	(15,747)	6G	(590)
Income (loss) from continuing operations	36,910	6,606	(26,811)		16,705
Net income from continuing operations attributable to non-controlling interest in subsidiaries	(12)	—	—		(12)
Income (loss) from continuing operations attributable to Ocwen Financial Corporation / HomEq Servicing	$36,898	$6,606	$(26,811)		$16,693

Basic earnings per share
Income from continuing operations attributable to OCN common shareholders	$0.37				$0.17

Basic earnings per share
Income from continuing operations attributable to OCN common shareholders	$0.35				$0.16

Weighted average common shares outstanding
Basic	100,072,950				100,072,950
Diluted	107,526,786				107,526,786

See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
AUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(Dollars in thousands, except share data)

	Ocwen Historical	HomEq Historical	Pro Forma Adjustments	Note	Pro Forma
Revenue
Servicing and subservicing fees	$264,467	$219,335	$(10,199)	6A	$473,603
Process management fees	108,082	—	—		108,082
Other revenues	8,179	1,641	—		9,820
Total revenue	380,728	220,976	(10,199)		591,505

Operating expenses
Compensation and benefits	87,620	90,806	—		178,426
Amortization of servicing rights	32,228	16,227	4,781	6B	53,236
Servicing and origination	38,653	7,985	—		46,638
Technology and communications	20,066	4,383	—		24,449
Professional services	26,200	7,317	—		33,517
Occupancy and equipment	18,985	20,135	(9,613)	6D	29,507
Other operating expenses	11,902	3,969	—		15,871
Total operating expenses	235,654	150,822	(4,832)		381,644

Income (loss) from operations	145,074	70,154	(5,367)		209,861

Other income (expense)
Interest income	8,786	122	—		8,908
Interest expense	(62,954)	(21,929)	(51,688)	6E	(136,571)
Gain on trading securities	11,187	—	—		11,187
Loss on loans held for resale, net	(11,132)	—	—		(11,132)
Equity in losses of unconsolidated entities	(2,933)	—	—		(2,933)
Change in value of mortgage servicing rights at fair value	—	(17,795)	17,795	6F	—
Other, net	5,233	(2,437)	—		2,796
Other income (expense), net	(51,813)	(42,039)	(33,893)		(127,745)

Income (loss) from continuing operations before income taxes	93,261	28,115	(39,260)		82,116
Income tax expense (benefit)	96,110	13,953	(14,526)	6G	95,537
Income (loss) from continuing operations	(2,849)	14,162	(24,734)		(13,421)
Net loss from continuing operations attributable to non-controlling interest in subsidiaries	25	—	—		25
Income (loss) from continuing operations attributable to Ocwen Financial Corporation / HomEq Servicing	$(2,824)	$14,162	$(24,734)		$(13,396)

Basic earnings per share
Loss from continuing operations attributable to OCN common shareholders	$(0.04)				$(0.17)

Diluted earnings per share
Loss from continuing operations attributable to OCN common shareholders	$(0.04)				$(0.17)

Weighted average common shares outstanding
Basic	78,252,000				78,252,000
Diluted	78,252,000				78,252,000

See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

OCWEN FINANCIAL CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

The pro forma adjustments are based upon the following assumptions with regard to the purchase of HomEq Servicing

1.	Acquisition Transaction

On September 1, 2010, Ocwen completed the HomEq Acquisition. The sellers were Barclays Bank PLC, a corporation organized under the laws of England and Wales (Barclays), and Barclays Capital Real Estate Inc., a corporation organized under the laws of the State of Delaware (BCRE). The HomeEq Acquisition was completed in accordance with the provisions of the Asset Purchase Agreement dated May 28, 2010 among Barclays, BCRE, OLS and Ocwen. This transaction did not result in the transfer of ownership of any legal entities.

Ocwen acquired HomEq Servicing in order to grow its Servicing segment. With the close of the HomEq Acquisition, Ocwen boarded 134,000 residential mortgage loans with an aggregate unpaid principal balance of $22,400,000 onto its servicing platform.

OLS paid an initial aggregate purchase price of $1,196,747 in cash upon completion of the HomEq Acquisition. Of this amount, $852,617 was funded by notes issued by a new $1,011,000 revolving structured servicing advance financing facility, $150,000 was paid from funds held in escrow in accordance with the terms of the new $350,000 senior secured term loan facility and $194,130 consisted of cash and funds borrowed pursuant to the senior secured term loan facility. The initial purchase price was reduced by $29,625 pursuant to an initial true-up of advances as reflected in the table in Note 4 below and is subject to further true-up under adjustment mechanisms and repurchase rights in limited circumstances.

The borrowings under the senior secured term loan facility bear interest based on 1-Month LIBOR plus 700 basis points with a LIBOR floor of 2%. This loan was issued with an original issue discount of $7,000 that we are amortizing over the life of the loan. We are required to prepay the principal amount in consecutive quarterly installments of $8,750 per quarter commencing September 30, 2010, with the balance becoming due on July 29, 2015. Four of the notes issued under the structured servicing advance financing facility bear interest at the lenders’ commercial paper rate plus a margin of 350 to 625 basis points depending on the note. One note bears interest based on 1-Month LIBOR plus a margin of 750 basis points. The commercial paper rate approximates 1-Month LIBOR over time.

The transaction has been accounted for using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

The acquisition of HomEq Servicing is treated as an asset acquisition for U.S. tax purposes. We expect the opening tax basis for the acquired assets and liabilities to be the fair value, which is shown in the table in Note 4 below.

2.	Accounting Policies

The unaudited pro forma combined financial statements reflect adjustments to conform the results of HomEq Servicing to the accounting policies of Ocwen with regard to the timing of servicing revenue recognition and the subsequent measurement of mortgage servicing rights (MSRs).

HomEq Servicing accounted for a certain class of its MSRs using the fair value measurement method with changes in fair value reported in the statement of operations. The remaining MSRs were accounted for using the amortization method with amortization reported in the statement of operations in proportion to, and over the period of, estimated net servicing income. Ocwen accounts for all classes of its MSRs using the amortization method.

HomEq Servicing recognized servicing fees when the fees were earned, which it generally considered to be the period during which the services were provided. Ocwen recognizes servicing fees when the fees are earned, which it generally considers to be when the borrowers’ payments are collected.

3.	Reclassifications

Certain amounts in the historical statements of operations of HomEq Servicing have been reclassified to conform to Ocwen’s presentation. Insurance commissions revenue has been reclassified to Servicing and subservicing fees. In addition, Impairment of servicing rights has been reclassified to Servicing and origination expenses.

4.	Preliminary Allocation of Purchase Price

The following table summarizes the preliminary estimate of the fair values of assets acquired and liabilities assumed as part of the HomEq Acquisition as if it had occurred on June 30, 2010:

Mortgage servicing rights	$87,706
Advances	1,057,166
Receivables	1,423
Premises and equipment, net	7,691
Checks held for escheat	(4,666)
Other liabilities	(4,657)
Total identifiable net assets	1,144,663
Goodwill	22,459
Total consideration	$1,167,122

MSRs. We estimated the fair value of the mortgage servicing rights acquired by calculating the present value of expected future cash flows utilizing assumptions that we believe are used by market participants, consistent with Ocwen’s  methodology for estimating the fair value of MSRs.

Premises and equipment. The valuation of premises and equipment was based on the in-use valuation premise, where the highest and best use of the assets would provide maximum value to market participants principally through their use with other assets as a group. This valuation presumes the continued operation of the HomEq platform as installed or otherwise configured for use.

Advances. Advances are non-interest bearing receivables that are expected to have a short average collection period and were, therefore, valued at their face amount, consistent with Ocwen’s methodology for estimating the fair value of servicing advances.

Other assets and liabilities. Other assets and liabilities that are expected to have a short life were valued at the face value of the specific assets and liabilities purchased, including checks held for escheat, accrued bonuses and other liabilities.

Goodwill. Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the expected revenue and cost synergies of the combined business. The goodwill portion of the purchase price allocation shown in the table above is subject to adjustment as the fair value of certain other components of the purchase price are adjusted.

All components of the purchase price allocation are considered preliminary. We anticipate finalizing the purchase price allocations by December 31, 2010. Potential changes in advances, premises and equipment and goodwill could be significant. Further changes to the opening balance of advances will result in a cash exchange between Ocwen and Barclays and, as such, should not result in any change to goodwill.

5.	Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had occurred on June 30, 2010. No effect is given to the pro forma adjustment for the earnings of HomEq Servicing that are reflected in the unaudited pro forma combined statements of operations.

The following pro forma adjustments are included in the unaudited pro forma combined balance sheet:

A.
To record proceeds of $1,160,435 from the debt incurred under the senior secured term loan facility and the structured servicing advance facility in connection with the acquisition of HomEq Servicing, net of original issue discount and financing fees.

To record the cash consideration of $1,167,122 paid to acquire the net assets of HomEq Servicing.
B.	To record acquired advances of $1,057,166.
To reclassify $1,015,165 of the acquired advances, which have been pledged to the new servicing advance financing facility, to match funded advances.
C.	To eliminate the HomEq Servicing MSRs and recognize the $87,706 fair value of the acquired MSRs at the date of acquisition.
D.	To eliminate the HomEq Servicing servicing fee accrual at the date of acquisition to conform to Ocwen’s policy for servicing fee revenue recognition.
E.
To adjust the premises and equipment acquired, which consisted principally of leasehold improvements and computer hardware and software related to the HomEq servicing platforms based in Sacramento, California and Raleigh, North Carolina to their fair values at the date of acquisition.

F.	To record deferred financing fees on acquisition-related debt.

G.	To record the acquisition-related debt issued, net of original issue discount on the senior secured term loan.
H.	To eliminate Barclay’s equity in HomEq Servicing.
I.
To record the balance sheet adjustments, net of current taxes at the combined federal and state rate of 37%, for nonrecurring acquisition-related transaction costs incurred subsequent to June 30, 2010. These costs consist of $2,532 of professional services related to the HomEq Acquisition.

6.	Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations give effect to the acquisition as if it had occurred at the beginning of each of the periods presented.

The pro forma adjustments to the Ocwen unaudited pro forma combined financial statements are based on the following adjustments to the historical statements of operations of HomEq Servicing:

A.	To eliminate the effect of the change in the HomEq Servicing accrual for servicing fees to conform to Ocwen’s policy for servicing fee revenue recognition.
To eliminate servicing fees related to MSRs not acquired by Ocwen.
B.	To eliminate the amortization of MSRs recognized by HomEq Servicing.

To record amortization of acquired MSRs, reflecting amortization that would have been recognized using Ocwen’s amortization policy if the acquired MSRs had been recorded on January 1, 2009 at their June 30, 2010 fair value.

C.	To eliminate acquisition-related professional services expenses incurred by Ocwen through June 30, 2010.
D.	To eliminate historical depreciation and other amortization recognized by HomEq Servicing.

To record depreciation expense on acquired fixed assets, which consisted principally of leasehold improvements and computer hardware and software related to the HomEq servicing platforms. Depreciation expense is based on the fair values of the acquired assets using Ocwen’s capitalization policies as adjusted for the remaining economic lives of the acquired assets at the date of acquisition.

E.	To eliminate interest costs associated with the pre-acquisition debt of HomEq Servicing not assumed by Ocwen.

To record interest expense on the new acquisition-related debt. The new acquisition-related debt bears interest at variable rates over time. For purposes of this pro forma adjustment, an interest rate of 9% was utilized for the senior secured term loan because 1-Month LIBOR was 0.34844% on June 30, 2010. The contractual quarterly principal repayments of $8,750 on the senior secured term loan were considered in determining the pro forma interest expense. For the revolving structured servicing advance financing facility, pro forma interest expense adjustments were based on the commercial paper rate of the principal lender of 0.36581% and 1-Month LIBOR, both as of June 30, 2010. If interest rates were to increase by 1/8% from those used in computing the pro forma interest expense, the effect would be to increase annual interest expense by $1,066.

To record amortization of debt issuance costs and discount on the new acquisition-related debt using the effective interest rate method
F.	To eliminate the change in value of MSRs at fair value recognized by HomEq Servicing.
G.	To record income taxes at the combined federal and state statutory rate of 37%.

7.	Earnings per Share

Because Ocwen paid cash to acquire HomEq Servicing and did not issue any stock or stock-based awards in connection with the HomEq Acquisition, the number of weighted average common shares outstanding used to compute pro forma basic and diluted earnings per share are the same as the Ocwen historical amounts.